Exhibit 99.1

CafePress Reports Results for First Quarter 2018

 LOUISVILLE, Ky., May 2, 2018 - CafePress Inc. (NASDAQ: PRSS) today reported financial results for the three months ended March 31, 2018.
Management Commentary
"As previously stated, our top priority is to return to profitability and begin generating positive cash flow. During the first quarter, we took actions to simplify the organization and drive business performance that served to reduce normalized, annual fixed costs and software development spend by $7 million. In addition, we made significant progress toward completing the modernization of CafePress.com and demolishing the old site and are pleased to announce that we achieved another critical milestone during April, having released the new search pages to our primary, US domain,” commented Fred Durham, Chief Executive Officer. “These new search pages are designed to improve the search engine optimization and regain revenue lost from lower traffic related to changes in search engine algorithms beginning in the second quarter of 2017,” continued Durham.

"Growth in the Retail Partner Channel continued within the quarter as we benefited from international expansion and the catalog build out of Walmart.com. During April, we began taking orders through our newest partner, eBay, and expect that the product catalog build out during 2018 will drive future growth," concluded Durham.

First Quarter 2018 Operating Highlights
CafePress.com Modernization:

•
During the quarter, the Company made significant strides toward finishing work designed to grow revenue through CafePress.com and mitigate the pressure resulting from the changes in search engine algorithms in 2017; this technical work included:

◦	Released search pages for the new, modern CafePress.com to the second and third of four web domains

◦	Advanced development work for other portions of the new website, including the work related to product detail, cart and checkout pages

Retail Partner Channel:

•	Completed integration with the eBay marketplace

•	Continued build out of the product catalog with Walmart.com, reaching approximately 600 thousand listings

•	Expanded into the Australian domain through Amazon

First Quarter 2018 Financial Metrics
All comparisons are on a year over year basis unless specifically stated otherwise.

(in thousands, except for percentages, average order size, and per unit data)	Three Months Ended March 31,
	2018	2017	% Variance
CafePress.com revenue	$9,776	$13,651	(28)%
Retail Partner Channel revenue	4,774	4,638	3%
Total revenue	$14,550	$18,289	(20)%
GAAP net loss	$(3,603)	$(3,373)	(7)%
Adjusted EBITDA	$(1,693)	$(1,908)	11%
Cash Contribution Margin	20.6%	23.5%	(2.9)pts
CafePress.com orders	238	353	(33)%
Retail Partner Channel orders	223	228	(2)%
Total orders	461	581	(21)%
CafePress.com average order size	$40.04	$38.78	3%
Retail Partner Channel average order size	$20.91	$20.43	2%
Total average order size	$30.79	$31.59	(3)%
Cost of net revenue per unit	$11.94	$10.75	11%

U:> 100% unfavorable        F:> 100% favorable
First Quarter 2018 Financial Summary
Net Revenue

•	Net revenue totaled $14.6 million, down 20% from $18.3 million driven by lower revenue from CafePress.com, which more than offset growth from our Retail Partner Channel.

◦
Revenue from CafePress.com declined $3.9 million and accounted for 67% of first quarter revenue. The decline was primarily attributable to lower revenue from search engine optimization. Average order size on CafePress.com increased 3% compared to the prior year, primarily due to a shift in mix toward higher-priced, new products introduced during 2017.

◦
Revenue from the Retail Partner Channel increased $0.1 million and accounted for 33% of first quarter revenue. Although order volume and associated revenue were adversely impacted from the removal of licensed content from one partner during the fourth quarter of 2017, expansion into international domains contributed to higher revenue levels. Additionally, the Company benefited to a lesser extent from the contribution of the Walmart marketplace.

•	Visits to CafePress.com declined 38%, which was primarily driven by lower visits from organic search.

Gross Profit

•
Gross profit was $5.4 million, a $1.6 million decline, and gross margin was 36.9% versus 38.1% in the prior year. Our cost reduction initiative resulted in more efficient production labor vs the prior year. However, fixed costs such as depreciation and overhead were 0.8 points higher as a percentage of revenue due to the decline in revenue.

Operating Expense

•
Total operating expense was $9.0 million, a $1.3 million improvement compared to the prior year. CafePress reported $0.6 million in restructuring expense related to severance costs to simplify its organization and improve business performance, profitability, cash flow generation and productivity.

•	Fixed costs declined by $1.6 million compared to a year ago primarily driven by personnel-related reductions from the restructuring initiative completed during the first quarter of 2018.

•	Variable costs declined by $0.3 million compared to a year ago due to lower paid search advertising costs and customer service related expenses consistent with lower revenue.

Earnings and Cash Flow Information

•
GAAP net loss was $(3.6) million, or $(0.21) per diluted share, compared to a net loss of $(3.4) million, or $(0.20) per diluted share. Actions taken in the first quarter to reduce costs mitigated the decline in revenue.

•
Net cash used in operating activities of $8.0 million decreased by $1.1 million and primarily reflects an improved management of inventory levels, decreases in software license renewals and the timing of health insurance benefit payments. As a reminder, changes in working capital during the first quarter drive significant cash outflow due to the seasonality of the business.

•
For the three months ended March 31, 2018, capital spending of $0.6 million was primarily related to capitalization of software and website development costs, which compares to $1.0 million in the prior year. Prior year spending included investment in plant equipment.

•	At March 31, 2018, cash, cash equivalents, short-term investments and restricted cash totaled $23.9 million, or approximately $1.41 per share.

Non-GAAP Information

•	Non-GAAP Cash Contribution margin was 20.6% of net revenue versus 23.5% in 2017, which was primarily driven by lower net revenue from search engine optimization.

•	Non-GAAP Adjusted EBITDA was $(1.7) million, an improvement of $0.2 million. Actions taken in the first quarter to reduce costs more than offset the decline in revenue.
Non-GAAP Financial Information
This press release contains certain non-GAAP financial measures. Tables are provided at the end of this press release that reconcile the non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include Adjusted EBITDA, cash contribution margin, and free cash flow. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures, please see the information provided at the end of this press release.
To supplement the Company's consolidated financial statements presented on a GAAP basis, we believe that these non-GAAP measures provide useful information about the Company's core operating results and thus are appropriate to enhance the overall understanding of the Company's past financial performance and its prospects for the future. These adjustments to the Company's GAAP results are made with the intent of providing both management and investors a more complete understanding of the Company's underlying operational results and trends and performance. Management uses these non-GAAP measures to evaluate the Company's financial results, develop budgets, manage expenditures, and determine employee compensation. The presentation of additional information is not meant to be considered in isolation or as a substitute for or superior to net income (loss) or net income (loss) per share determined in accordance with GAAP.

First Quarter 2018 Conference Call
Management will review the first quarter 2018 financial results on a conference call on Thursday, May 3, 2018 at 9:00 a.m. Eastern Standard Time. To participate on the live call, analysts and investors should dial 1-877-545-1407 at least ten minutes prior to the call. CafePress will also offer a live and archived webcast of the conference call, accessible from the “Investors” section of the Company's Web site at http://investor.cafepress.com.

Notice Regarding Forward Looking Statements
Information set forth in this news release contains various "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Private Securities Litigation Reform Act of 1995 (the "Act") provides certain "safe harbor" provisions for forward-looking statements. All forward-looking statements are made pursuant to the Act.
The reader is cautioned that such forward-looking statements are based on information available at the time and/or management's good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Forward-looking statements speak only as of the date the statement was made. The Company assumes no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. Forward-looking statements are typically identified by the use of terms such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "might," "plan," "predict," "project," "seek," "should," "will," and similar words, although some forward-looking statements are expressed differently. Important factors that could cause actual results to differ materially from those discussed in the forward-looking statements include, among others, the following: changes in the Company's compensation of its directors and officers, whether the expected amount of cost savings will differ from the Company's estimates and whether the Company will be able to realize the full amount of estimated savings, the Company's ability to execute on its strategy, the effect of global economic conditions, including any disruptions in the credit markets; a decrease in consumers' discretionary income; additional taxes and fees; the loss of key personnel; the effect (including possible increases in the cost of doing business) resulting from catastrophic events, including future war and terrorist activities or political uncertainties, or the impact of natural or other disasters on the Company's operations and the Company's ability to obtain insurance recoveries in respect of such losses (including losses related to business interruption); the impact of work stoppages and other labor problems on current and future operations; the Company's ability to comply with governmental regulation and/or other legal obligations related to the privacy of personal information and other data, including the improper disclosure thereof; the impact of system failures or damage from natural disasters, power loss, telecommunications failures, cyber-attacks, or other unforeseen events; the impact of security breaches, computer viruses and hacking attacks on the Company's business and operations; the Company's ability to respond to rapid technological changes in a timely manner; the Company's ability to prevent payment related risks, such as fraudulent use of credit or debit cards; the Company's ability to maintain customer confidence in the integrity of our business; the Company's ability to operate www.cafepress.com in an evolving and highly competitive market segment; the Company's ability to secure new or ongoing content from third party partners; the Company's ability to provide a high-quality customer experience with minimal programming errors, flows and/or technical difficulties; the Company's ability to adequately protect the Company's intellectual property; the Company's ability to maintain or hire additional personnel; and the volatility of the Company's stock price. For further information regarding the risks and uncertainties associated with our business, and important factors that could cause our actual results to vary materially from those expressed or implied in its forward-looking statements, please refer to the factors listed and described under the "Risk Factors" sections of the Company's documents filed from time to time with the U.S. Securities and Exchange Commission, including, but not limited to, the Company's quarterly reports on Form 10-Q, and our Annual Report on Form 10-K, copies of which may be obtained at www.sec.gov.

About CafePress (PRSS):
At CafePress, our mission is to create human connection by inspiring people to express themselves.  We believe a coffee mug can start a conversation and a t-shirt can ignite a movement.

Founded in 1999 and based in Louisville, Kentucky, CafePress is the recognized pioneer of customizable products. Our global online platform enables people to express themselves through engaging community generated designs and licensed and personalized one-of-a-kind products.

Media Relations:
CafePress Inc.
pr@cafepress.com
Investor Relations:
CafePress Inc.
Phil Milliner
502-822-7503
pmilliner@cafepress.com

CafePress Inc.
Condensed Consolidated Statement of Comprehensive Loss
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2018	2017
Net revenue	$14,550	$18,289
Cost of net revenue	9,181	11,328
Gross profit	5,369	6,961
Operating expense:
Sales and marketing	3,580	4,410
Technology and development	2,478	2,976
General and administrative	2,402	2,957
Restructuring costs	605	—
Total operating expense	9,065	10,343
Loss from operations	(3,696)	(3,382)
Interest income	47	42
Interest expense	—	(6)
Other income (expense), net	46	(26)
Loss before income taxes	(3,603)	(3,372)
Provision for income taxes	—	1
Net loss	$(3,603)	$(3,373)
Net loss per share of common stock:
Basic	$(0.21)	$(0.20)
Diluted	$(0.21)	$(0.20)
Shares used in computing net loss per share of common stock:
Basic	16,946	16,639
Diluted	16,946	16,639
Other comprehensive income:
Unrealized holding gains on available-for-sale securities, net of tax	5	—
Other comprehensive income	5	—
Comprehensive loss	$(3,598)	$(3,373)

CafePress Inc.
Condensed Consolidated Balance Sheet
(In thousands, except par value amounts)
(Unaudited)

	March 31, 2018	December 31, 2017
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$14,406	$24,924
Short-term investments	8,011	6,007
Accounts receivable	818	1,496
Inventory, net	2,372	3,128
Deferred costs	550	781
Prepaid expenses and other current assets	2,122	2,412
Total current assets	28,279	38,748
Property and equipment, net	10,003	10,679
Restricted cash	1,513	1,513
Other assets	177	232
TOTAL ASSETS	$39,972	$51,172

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,097	$2,351
Accrued royalties payable	1,643	2,872
Accrued liabilities	3,643	8,693
Deferred revenue	654	1,020
Total current liabilities	7,037	14,936
Other long-term liabilities	305	305
TOTAL LIABILITIES	7,342	15,241
Commitments and Contingencies
Stockholders’ Equity:
Preferred stock, $0.0001 par value: 10,000 shares authorized as of March 31, 2018 and December 31, 2017; none issued and outstanding	—	—
Common stock, $0.0001 par value: 500,000 shares authorized and 16,978 and 16,932 shares issued and outstanding as of March 31, 2018 and December 31, 2017, respectively	2	2
Additional paid-in capital	101,994	101,697
Accumulated other comprehensive loss	1	(4)
Accumulated deficit	(69,367)	(65,764)
TOTAL STOCKHOLDERS’ EQUITY	32,630	35,931
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$39,972	$51,172

CafePress Inc.
Condensed Consolidated Statement of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2018	2017
Cash Flows from Operating Activities:
Net loss	$(3,603)	$(3,373)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,101	1,055
Loss on disposal of fixed assets	88	10
Stock-based compensation	297	419
Changes in operating assets and liabilities:
Accounts receivable	678	649
Inventory	756	457
Prepaid expenses and other current assets	521	161
Other assets	55	(30)
Accounts payable	(1,254)	(447)
Accrued royalties payables	(1,229)	(1,627)
Accrued and other liabilities	(5,050)	(6,420)
Deferred revenue	(366)	33
Net cash used in operating activities	(8,006)	(9,113)
Cash Flows from Investing Activities:
Purchase of short-term investments	(1,999)	(2,232)
Proceeds from maturities of short-term investments	—	4,464
Purchase of property and equipment	(43)	(454)
Capitalization of software and website development costs	(553)	(591)
Proceeds from disposal of fixed assets	83	3
Net cash (used in) provided by investing activities	(2,512)	1,190
Cash Flows from Financing Activities:
Principal payments on capital lease obligations	—	(147)
Repurchases of common stock	—	(58)
Net cash used in financing activities	—	(205)
Net decrease in cash, cash equivalents and restricted cash	(10,518)	(8,128)
Cash, cash equivalents and restricted cash — beginning of period	26,437	19,980
Cash, cash equivalents and restricted cash — end of period	$15,919	$11,852
Supplemental Disclosures of Cash Flow Information:
Cash paid for interest	$92	$24
Income taxes paid during the period	4	—
Non-cash Investing and Financing Activities:
Accrued purchases of property and equipment	$—	$246

Stock-based compensation is allocated as follows:
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2018	2017
Cost of net revenue	$4	$4
Sales and marketing	11	25
Technology and development	5	9
General and administrative	277	381
Total stock-based compensation expense	$297	$419

CafePress Inc.
Reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2018	2017
Net loss	$(3,603)	$(3,373)
Non-GAAP adjustments:
Interest and other (income) expense	(93)	(10)
Provision (benefit) from income taxes	—	1
Depreciation and amortization	1,101	1,055
Stock-based compensation	297	419
Restructuring costs	605	—
Adjusted EBITDA*	$(1,693)	$(1,908)

*
Adjusted EBITDA is a non-GAAP financial measure which we define as net income (loss) less interest and other (income) expense, provision for (benefit from) income taxes, depreciation and amortization, stock-based compensation, acquisition-related costs, restructuring costs and impairment charges.

CafePress Inc.
Definition of Non-GAAP Cash Contribution Margin
(In thousands)
(Unaudited)

Cash contribution margin (a non-GAAP financial measure that we reconcile to “Gross profit” in our consolidated statements of operations) consists of gross profit plus stock-based compensation and depreciation and amortization included in cost of net revenue less variable sales and marketing expense.

	Three Months Ended March 31,
	2018		2017
Net revenue	$14,550	100.0%	$18,289	100.0%
Cost of net revenue	9,181	63.1	11,328	61.9
Gross profit	5,369	36.9	6,961	38.1
Non-GAAP adjustments:
Add: Stock-based compensation	4	—	4	—
Add: Depreciation and amortization	407	2.8	422	2.3
Less: Variable sales and marketing costs	(2,780)	(19.1)	(3,084)	(16.9)
Cash contribution margin	$3,000	20.6%	$4,303	23.5%

CafePress Inc.
Reconciliation of GAAP Net Cash Used in Operating Activities to Non-GAAP Free Cash Flow
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2017	2016
Net cash used in operating activities	$(8,006)	$(9,113)
Capital expenditures	(596)	(1,045)
Free cash flow*	$(8,602)	$(10,158)

*	Free cash flow is a non-GAAP financial measure which we define as cash provided by (used in) operating activities less total capital expenditures.